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                                                                EXHIBIT 5(b)(ii)

[VALIC LOGO]        PORTFOLIO DIRECTOR PLUS GROUP MASTER APPLICATION

                    FOR USE WITH ALL PLAN TYPES, PRIMARILY NON-QUALIFIED

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                    THE VARIABLE ANNUITY LIFE INSURANCE COMPANY

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Please print clearly, do not highlight or write in margins.

APPLICANT

[ ] Employer OR

[ ] Other:
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Name:
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Tax I.D.#:
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Address:
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City:
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State:                                  Zip:
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Telephone #:
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OWNERSHIP/CONTROL

For Deferred Compensation:
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For other Lines of Business (choose one):

    [ ] Employer
    [ ] Trustee
    [ ] Other:
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TYPE OF PLAN (choose one)

[ ] 403(b) Voluntary Deferred Annuity
[ ] 403(b) State Optional Retirement Plan
[ ] 403(b) Employer Retirement Plan
[ ] Deferred Compensation Plan (choose one):
    [ ] 457(b) Public Employer
    [ ] 457(b) Private Non-Profit
    [ ] Other:
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[ ] 401(a) or 403(a) Employer Retirement Plan
[ ] 401(a) or 403(a) Self Employed Retirement Plan
[ ] Other:
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Name of Plan:
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TYPE OF ORGANIZATION (choose one)
[ ] PS    - Public Educational Institutions
[ ] NP    - Non-Profit Organizations (choose one):
            [ ] 501(c)(3) - Attach IRS determination letter   [ ] Other
[ ] PFP   - Private For-Profit Organizations
[ ] SLGOV - State and Local Governments
[ ] SELF  - Self Employed Individuals

Nature of Business:
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VARIABLE INVESTMENT OPTIONS

All of the investment options below may be selected by the group contract owner and must include the Money Market Fund. For group contract owners who do not select options, the options below will serve as the investment options available under the contract.

[ ] AGSPC MidCap Index Fund
[ ] AGSPC Small Cap Index Fund
[ ] AGSPC Stock Index Fund
[ ] AGSPC Growth Fund
[ ] AGSPC Growth & Income Fund
[ ] American General International Growth Fund
[ ] American General International Value Fund
[ ] American General Large Cap Growth Fund
[ ] American General Large Cap Value Fund
[ ] American General Mid Cap Growth Fund
[ ] American General Mid Cap Value Fund
[ ] American General Small Cap Growth Fund
[ ] American General Small Cap Value Fund
[ ] Dreyfus Small Cap Portfolio
[ ] Templeton International Fund
[ ] American General Balanced Fund
[ ] American General Domestic Bond Fund
[ ] AGSPC Science & Technology Fund
[ ] American General Socially Responsible Fund
[ ] American General Money Market Fund
[ ] American General Conservative Growth Lifestyle Fund
[ ] American General Growth Lifestyle Fund
[ ] American General Moderate Growth Lifestyle Fund
[ ] AGSPC Asset Allocation Fund
[ ] Templeton Asset Allocation Fund

FIXED INVESTMENT OPTIONS AVAILABLE UNDER THE CONTRACT

o Fixed Account Plus
o Short-Term Fixed Account

STATEMENTS AND AGREEMENTS

A current prospectus for the Company's Separate Account for the contract was provided with this application. Also, a current prospectus was provided for each Fund selected in this plan. The prospectus for the Separate Account provides sales expenses and other data. It is understood that annuity payments (and termination values, if any) provided by the contract applied for are variable and not guaranteed as to dollar amount when based on the investment experience of the Company's Separate Account. It is understood and agreed that the investment options under the contract will be limited to those options selected above, except as otherwise indicated on the application or modified by agreement between the Company and the Applicant, and will be subject to any other limitations described in the contract. I hereby acknowledge that I have read and understand the Receipt of Premium Payments Prior to Establishing an Account information provided on the Information and Instructions page.

Dated at (City, State)
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               Applicant Signature                               Date

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                 Applicant Title                            Employer Client #

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                 Agent Signature                                 Date

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                Print Agent Name                             State License #

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                Manager Signature                                Date

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Original Copy--Group Holder/Applicant, Two Copies--VALIC Home Office.
                             One Copy--Field Office
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INFORMATION AND INSTRUCTIONS

PREMIUM PAYMENT PROCESSING

VALIC has established certain standards for group premium remittances and premium processing instructions to facilitate efficient processing of premium payments. Premium processing instructions should be provided before or concurrent with the group premium remittance. The instructions and remittance should be in balance. VALIC's standards may require that premium processing instructions be provided in one of several approved electronic formats, depending upon the number of participants included in the remittance.

RECEIPT OF PREMIUM PAYMENTS PRIOR TO ESTABLISHING AN ACCOUNT

If we receive Purchase Payments for a participant before we receive the participant's enrollment form, we will not be able to establish a permanent account for that participant. Under those circumstances, we will take one of the following actions:

RETURN PURCHASE PAYMENTS. If we do not have the participant's name, address or social security number, we will return the Purchase Payment to you unless this information is immediately provided to us.

EMPLOYER-DIRECTED ACCOUNT. If we have your participant's name, address and social security number and we have entered into an Employer-Directed Account Agreement with you, generally we will deposit the Purchase Payment in an "Employer Directed" account invested in the American General Money Market Fund. The participant may not transfer these amounts until VALIC has received a completed application or enrollment form.

STARTER ACCOUNT. If we have the participant's name, address and social security number, but we do not have an Employer-Directed Account Agreement, we will deposit the Purchase Payment in a "starter" account invested in the American General Money Market Fund. We will send the participant follow-up letters requesting the information necessary to complete the application, including the participant's allocation instructions. Unless a completed application or enrollment form is received by us within 105 days of establishment of the starter account, the account balance, including earnings will be returned to you. VALIC will not be responsible for any adverse tax consequences to the participant that may result from the return of the participant's contributions.